Exhibit 99.4

LETTER TO CLIENTS

To Tender Ordinary Shares

(together with the associated preferred share purchase rights)

of

ASPEN INSURANCE HOLDINGS LIMITED

for

0.9197 Endurance Specialty Holdings Ltd. Ordinary Shares

or

$49.50 in Cash

or

a Combination of 0.5518 Endurance Specialty Holdings Ltd.

Ordinary Shares and $19.80 in Cash,

subject to the proration procedures described in the Prospectus/Offer to Exchange dated June 9, 2014 and the related Letter of Election and Transmittal,

by

ENDURANCE SPECIALTY HOLDINGS LTD.

THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, AUGUST 29, 2014, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

June 9, 2014

To Our Clients:

Enclosed for your consideration are a Prospectus/Offer to Exchange, dated June 9, 2014, and the related Letter of Election and Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer of Endurance Specialty Holdings Ltd., a Bermuda exempted company (“Endurance”), to exchange each issued and outstanding ordinary share, par value 0.15144558¢ per share (together with the associated preferred share purchase rights, the “Aspen common shares”), of Aspen Insurance Holdings Limited, a Bermuda exempted company (“Aspen”), at the election of the holder of such Aspen common shares, one of the following:

•	0.9197 ordinary shares, par value $1.00 per share, of Endurance (“Endurance common shares” and such election, a “Stock Election”);

•	$49.50 in cash (less applicable withholding taxes and without interest) (a “Cash Election”); or

•	a combination of 0.5518 Endurance common shares and $19.80 in cash (less applicable withholding taxes and without interest) (a “Cash/Stock Election”),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, and cash in lieu of any fractional Endurance common shares, upon the terms and subject to the conditions of the Exchange Offer.

We (or our nominees) are the holder of record of Aspen common shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender Aspen common shares held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Aspen common shares held by us for your account, pursuant to the terms and conditions set forth in the Exchange Offer:

Your attention is directed to the following:

1. The consideration for each Aspen common share is one of the following:

•	0.9197 Endurance common shares;

•	$49.50 in cash (less applicable withholding taxes and without interest) ; or

•	a combination of 0.5518 Endurance common shares and $19.80 in cash (less applicable withholding taxes and without interest),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, and cash in lieu of any fractional Endurance common shares, as described in the Prospectus/Offer to Exchange. IF THE UNDERSIGNED FAILS TO PROPERLY MAKE AN EXCHANGE OFFER ELECTION, THE UNDERSIGNED WILL BE DEEMED TO HAVE TENDERED HIS, HER OR ITS ASPEN COMMON SHARES WITH NO ELECTION, AND SUCH TENDERED ASPEN COMMON SHARES WILL BE TREATED AS IF SUBJECT TO A CASH/STOCK ELECTION. PLEASE SEE THE SECTION OF THE PROSPECTUS/OFFER TO EXCHANGE TITLED “THE EXCHANGE OFFER—ELECTIONS AND PRORATION—CONSEQUENCES OF TENDERING WITH NO ELECTION.”

2. The Exchange Offer is being made for all issued and outstanding Aspen common shares.

3. The Exchange Offer and the withdrawal rights expire at 5:00 p.m., Eastern time, on Friday, August 29, 2014, unless extended as described in the Prospectus/Offer to Exchange (as extended, the “expiration time of the Exchange Offer”). Aspen common shares tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration time of the Exchange Offer.

4. The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Conditions of the Exchange Offer,” which we urge you to review in detail. These conditions include, among other things, the following:

•	Aspen shall have entered into a definitive merger agreement with Endurance with respect to the second-step merger that is reasonably satisfactory to Endurance and Aspen. Such merger agreement shall provide, among other things, that:

•	the board of directors of Aspen has approved the second-step merger to be consummated after the Exchange Offer;

•	the board of directors of Aspen has removed any other impediment to the consummation of the Exchange Offer or the second-step merger that is in the control of the board of directors of Aspen; and

•	bye-law 50 of Aspen shall be amended to exempt the second-step merger from such bye-law.

•	Aspen shareholders shall have validly tendered and not withdrawn prior to the expiration time of the Exchange Offer at least that number of Aspen common shares that shall constitute, when added to the Aspen common shares then owned by Endurance or any of its subsidiaries, a majority of the number of Aspen common shares and Aspen preference shares, taken together, on a fully-diluted basis.

•	The registration statement of which the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the U.S. Securities and Exchange Commission and Endurance shall have received all necessary state securities law or “blue sky” authorizations.

•	The Aspen board of directors shall have redeemed the rights issued pursuant to the Aspen shareholder rights plan, or the rights shall have otherwise been rendered inapplicable to the Exchange Offer and the second-step merger.

•	The shareholders of Endurance shall have approved (i) the issuance of the Endurance common shares pursuant to the Exchange Offer and the second-step merger, as required under the rules of the New York Stock Exchange with a majority of votes cast by holders of Endurance common shares at a meeting of Endurance shareholders at which a quorum is present and (ii) the merger of Aspen with and into Endurance, with a majority of votes cast by holders of Endurance common and preference shares at a meeting of Endurance shareholders at which a quorum is present.

•	The Endurance common shares to be issued to Aspen shareholders as a portion of the Exchange Offer consideration in exchange for Aspen common shares in the Exchange Offer and the second-step merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

•	Any clearance, approval, permit, authorization, waiver, determination, favorable review or consent of any governmental or regulatory authority or agency (including the matters referred to or described in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Certain Legal Matters; Regulatory Approvals”) required in the judgment of Endurance in connection with the Exchange Offer and the second-step merger shall have been obtained and such approvals shall be in full force and effect, or any applicable waiting periods for such clearances or approvals shall have expired.

The Exchange Offer is subject to additional conditions referred to in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Conditions of the Exchange Offer.”

5. Any share transfer taxes applicable to the transfer of Aspen common shares to Endurance pursuant to the Exchange Offer will be paid by Endurance, except as otherwise provided in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal.

We urge you to read the enclosed Prospectus/Offer to Exchange and Letter of Election and Transmittal regarding the Exchange Offer carefully before instructing us to tender your Aspen common shares.

The Exchange Offer is being made solely pursuant to the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, and any amendments, supplements or modifications thereto, and is being made to all holders of Aspen common shares. Endurance is not aware of any jurisdiction where the making of the Exchange Offer or the tender of Aspen common shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Endurance becomes aware of any jurisdiction in which the making of the Exchange Offer or the tender of Aspen common shares in connection therewith would not be in compliance with applicable law, Endurance will make a good faith effort to comply with such law. If, after such good faith effort, Endurance cannot comply with any such law, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Aspen common shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on our behalf by Georgeson Securities Corporation or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to tender any or all of the Aspen common shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return a Form W-9 to us. If you authorize the tender of your Aspen common shares, all such shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE EXCHANGE OFFER.

Instructions with Respect to the Offer to Exchange

All Outstanding Ordinary Shares

(together with the associated preferred share purchase rights)

of

ASPEN INSURANCE HOLDINGS LIMITED

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus/Offer to Exchange, dated June 9, 2014, and the related Letter of Election and Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer by Endurance Specialty Holdings Ltd., a Bermuda exempted company (“Endurance”), to exchange each issued and outstanding ordinary share, par value 0.15144558¢ per share (together with the associated preferred share purchase rights, the “Aspen common shares”), of Aspen Insurance Holdings Limited, a Bermuda exempted company (“Aspen”), for one of the following:

•	0.9197 ordinary shares, par value $1.00 per share, of Endurance (“Endurance common shares”);

•	$49.50 in cash (less applicable withholding taxes and without interest); or

•	a combination of 0.5518 Endurance common shares and $19.80 in cash (less applicable withholding taxes and without interest),

subject to the proration procedures described in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, and cash in lieu of any fractional Endurance common shares, upon the terms and subject to the conditions of the Exchange Offer.

This will instruct you to tender the number of Aspen common shares indicated below (or, if no number is indicated below, all Aspen common shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

Number of Shares to be Tendered*:

*	Unless otherwise indicated, it will be assumed that you instruct us to tender all Aspen common shares held by us for your account.

If the undersigned is instructing you to tender some or all of the Aspen common shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Aspen common shares indicated above (or if no number is indicated above, all Aspen common shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal. The undersigned acknowledge(s) that failure to properly make an election will result in the undersigned being deemed to have made no election and the tendered Aspen common shares will be treated as if subject to a Cash/Stock Election. Please see the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Elections and Proration—Consequences of Tendering with No Election”.

                    NUMBER OF SHARES TENDERED FOR 0.9197 ENDURANCE COMMON SHARES, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES.

                    NUMBER OF SHARES TENDERED FOR $49.50 IN CASH, LESS APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES.

                    NUMBER OF SHARES TENDERED FOR A COMBINATION OF 0.5518 ENDURANCE COMMON SHARES AND $19.80 IN CASH, LESS APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ENDURANCE COMMON SHARES.

Account No.:

Signature(s):

Dated:

Name(s):

(Please Print)

Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT OR ENDURANCE.

4